Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A Amendment No. 1 of Biodel Inc. (the “Company”) for the year ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Gary G. Gemignani, Interim Chief Executive Officer of the Company and Gary G. Gemignani, Chief Financial Officer of the Company, each hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary G. Gemignani

Gary G. Gemignani,
Interim
Chief Executive Officer
Dated: January 28, 2016

/s/ Gary G. Gemignani

Gary G. Gemignani

Chief Financial Officer
Dated: January 28, 2016